Exhibit 10.22

Platform Intermediary Service Agreement

(Contract No. :  [●])

Party A (Appointment ): Chongqing Guang’an Yongpeng food Co. Ltd.

No:915116236757641646

Legal representative: Zeshu Dai

Party B(Middleman): Sichuan Toucu Finance Information Service Co. Ltd.

No:510104000224008

Legal representative: Benqiang Shi

Whereas:

1.	Due to the request of the liquid capital, Party A needs external financing (“Financing Project”).Party A delegates Party B as a middleman to post financing information by its’ internet finance service platform (Toucu finance www.chinap2g.com, “Toucu Platform” ) in order to look for the Lending institutions or personal (“Third Party Funders”)
2.	Based on the principals of equality and voluntariness, after friendly negotiation, both Parties agree to the terms set forth below.

Ⅰ.Platform Service items

1.	Party A delegates Party B as a middleman to post financing information by Toucu Platform, Party B should make contribution to the loan contract between Party A and Third Party Funders. Assist Party A to complete financing and related items.
2.	Loan information:

(1) Amount: RMB 3000,000

(2) Loan interest rate: 9%(Annual interest rate)

(3) Term: 6 months

(4) Purpose: payment to liquid capital

(5) Source of repayment: Business income

(6) Guarantee: Asset Mortgage, actual controller guarantee or legal person guarantee

(7) Repayment: pay loan interest monthly and repay the original once due.